EXHIBIT 10.1

FRANKLIN RESOURCES, INC. 2006 DIRECTORS DEFERRED COMPENSATION PLAN

Amended and Restated Effective as of March 13, 2013
Amended and Restated Effective as of December 12, 2008
Originally Effective as of December 15, 2005

FRANKLIN RESOURCES, INC.
2006 DIRECTORS DEFERRED COMPENSATION PLAN
Franklin Resources, Inc., a Delaware corporation, in order to retain the services of and provide incentives to its non-employee Directors, hereby adopts this amended and restated deferred compensation plan, effective as of March 13, 2013; this plan was previously amended and restated effective as of December 12, 2008, and originally adopted effective as of December 15, 2005.
RECITALS
WHEREAS, the Company (as defined below) has adopted a deferred compensation plan to permit its non-employee Directors (as defined below) to postpone receipt and taxation of certain specific amounts of compensation in accordance with the terms hereof;
NOW THEREFORE, the Company hereby amends and restates this deferred compensation plan.
ARTICLE 1

DEFINITIONS

1.1    “Beneficiary” shall mean the beneficiary or beneficiaries designated by a Director to receive his or her deferred compensation benefits in the event of the Director's death.

1.2    “Board of Directors” shall mean the board of directors of the Company.

1.3    “Change in Control” shall mean the occurrence of any change in ownership of the Company, change in effective control of the Company, or change in the ownership of a substantial portion of the assets of the Company, as defined in Code Section 409A(a)(2)(A)(v), the Treasury regulations thereunder, and any other published interpretive authority, as issued or amended from time to time.

1.4    “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

1.5    “Committee” shall mean the Compensation Committee of the Board of Directors unless an alternate committee is designated by the Board of Directors to administer the Plan in accordance with Article 8 below.

1.6    “Common Stock” shall mean the common stock of the Company.

1.7    “Company” shall mean Franklin Resources, Inc., a Delaware corporation, and any successor organization thereto.

1.8    “Compensation” shall mean any fees (including meeting fees, committee fees, chairperson fees as well as all other fees) payable or an annual or other stock or Company equity or mutual fund grant issuable by the Company to a Director with respect to his or her service as a Director.

1.9    “Deferral” shall mean a contribution of Compensation credited under the Plan made by the Company (or a subsidiary of the Company, as applicable) on behalf of a specified Participant and shall include any notional distributions credited pursuant to Section 3.4 below.

1.10    “Deferred Compensation Account” shall mean the separate account established under the Plan and the Trust, if any, for each Participant. From time to time, the Company shall furnish each Participant with a statement of his or her Deferred Compensation Account balance.

1.11    “Director” shall mean:

(a)With respect to the period prior to January 1, 2009, (i) a member of the Board of Directors who is not an employee of the Company, or (ii) a member of the board of directors of any subsidiary of the Company who is not an employee of the Company or such subsidiary of the Company; and

(b)Effective as of January 1, 2009, (i) a member of the Board of Directors who is not an employee of the Company or any subsidiary or other affiliate of the Company, or (ii) a member of the board of directors of any subsidiary of the Company who is not an employee of the Company or any subsidiary or other affiliate of the Company.

1.12    “Disability” shall mean the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as defined in Code Section 409A(a)(2)(C), the Treasury regulations thereunder, and any other published interpretive authority, as issued or amended from time to time.

1.13    “Participant” shall mean a Director who has elected to participate in the Plan; references to a Participant herein shall refer also to his or her designated Beneficiary where the context so requires. Notwithstanding any provision herein to the contrary, any individual whose participation in the Plan commenced prior to January 1, 2009 and who is a Director (within the meaning of Section 1.11(a)) shall remain eligible to participate thereafter.

1.14    “Plan” shall mean this Franklin Resources, Inc. 2006 Directors Deferred Compensation Plan.

1.15    “Separation from Service” shall mean a Participant's “separation from service” within the meaning of Section Code 409A(a)(2)(A)(i) and its related regulatory and administrative guidance, as determined by the Committee in its sole discretion.

1.16    “Trust” or “Trust Agreement” shall mean the Franklin Resources, Inc. Deferred Compensation Trust Agreement (if and when adopted by the Company) which is intended to conform to terms of the model trust described in Revenue Procedure 92-64, 1992-2 C.B. 422, including any amendments thereto, entered into between the Company and the Trustee to carry out the provisions of the Plan.

1.17    “Trust Fund” shall mean the cash and other property held and administered by the Trustee pursuant to the Trust (if any) to carry out the provisions of the Plan.

1.18    “Trustee” shall mean the designated trustee acting at any time under the Trust.

1.19    “Unforeseeable Emergency” shall mean an unforeseeable emergency as defined in Code Section 409A(a)(2)(B)(ii)(I) (as limited by Code Section 409A(a)(2)(B)(ii)(II)), the Treasury regulations thereunder, and any other published interpretive authority, as issued or amended from time to time.

ARTICLE 2

PARTICIPATION

2.1    Eligible Participants. The Committee shall, from time to time, designate by name those Directors who are eligible to participate in the Plan and the date upon which each such Director's participation may commence. All designated Directors shall be notified by the Committee of their eligibility to participate.

2.2    Withdrawal from Participation. A Director who has joined the Plan as a Participant in a prior year may elect to withdraw from active participation by completing the withdrawal form attached hereto as Exhibit E and delivering it to the Committee or its designee during the period prescribed by Section 3.1 for the submission of deferral elections. Any such withdrawal shall only be effective with respect to a Director's participation in the calendar year immediately following the calendar year during which the notice of withdrawal is submitted. Amounts previously credited to a withdrawing Director's Deferred Compensation Account shall remain subject to the terms of the Plan in all respects during the Director's period of inactive participation, and any earnings and losses and any notional dividends shall continue to be credited to such Director's Deferred Contribution Account in the manner provided by Sections 3.3 and 3.4, respectively, during such period. A Director who has withdrawn from the Plan may recommence active participation in a subsequent calendar year by timely submitting a deferral election as provided by Section 3.1.

ARTICLE 3

CONTRIBUTIONS AND DETERMINATION OF BENEFITS

3.1    Contributions to the Plan. Participants may make Deferrals by electing to defer the payment or issuance, as applicable, of all or any part of his or her Compensation in accordance with the terms hereof. Elections shall be made in the form attached hereto as Exhibit B and filed with the Committee or its designee. Elections must be made no later than the last day of the deferral election period and shall apply only to Compensation for services to be performed after such election. The last day of the deferral election period shall be (i) December 31st of the calendar year prior to the calendar year in which the Participant will render the services for which he or she will receive any part of the Compensation payable to the Participant during that year or (ii) in the first year in which a Participant first becomes eligible to participate in the Plan (within the meaning of Section 1.409A-2(a)(7)(ii)), thirty (30) days after the Participant becomes eligible to participate in the Plan. No direct contributions by Participants are required or permitted. An election to defer Compensation shall be effective on the date an eligible Participant delivers a completed deferral election form to the Committee or its designee; provided, however, that, if the Participant delivers another properly completed election to defer Compensation prior to the close of the deferral election period described in this Section 3.1, the deferral election on the form bearing the latest date shall control. On the last day of the deferral election period, the controlling election made prior to the close of the period shall be irrevocable, except in accordance with Section 4.8(a). A Participant's deferral election shall remain in effect indefinitely for all years of service until terminated or modified by a subsequent deferral election form which shall become effective and irrevocable in accordance with the preceding provisions of this Section 3.1.

3.2    Investment Elections. In accordance with rules, procedures and options established by the Committee, and subject to Section 3.5 hereof, each Participant shall be permitted to provide written instructions regarding the investment of his or her Deferred Compensation Account. Each Participant may direct that his or her Deferred Compensation Account be invested in shares of Common Stock and/or one or more Franklin Templeton mutual funds as selected by the Participant; provided, however, that the Committee shall have the authority, in its sole discretion, with or without notice, to change or eliminate one or more of the foregoing investment alternatives available to the Participant at any time. Each Participant shall direct the investment of his or her Deferred Compensation Account by submitting to the Committee or its designee an Investment Direction in the form set forth at Exhibit D. In accordance with procedures established by the Committee or its designee, each Participant may change his or her investment directions effective as of the first day of any calendar quarter. Such changes may be made on a validly submitted Investment Direction in the form set forth at Exhibit D no later than the last day of any calendar quarter preceding the effective date of the change. If a Participant fails to provide any investment directions at a time when the Participant has a positive balance in the Deferred Compensation Account, the Company or the Committee shall deem the entire Deferred Compensation Account invested in shares of Company Common Stock. The Company may invest assets allocable to a Participant's Deferred Compensation Account in any manner, in any amount and for any period of time which the Company in its sole discretion may select; but the Company must credit or charge the Participant's Deferred Compensation Account with the same earnings, gains or losses that the Participant would have incurred if the Company had invested the assets allocable to the Participant's Deferred Compensation Account in the specific investments, in the specific amounts and for the specific periods directed by the Participant.

3.3    Investment Earnings or Losses. Any amounts credited to a Participant's Deferred Compensation Account may increase or decrease as a result of the Company's investment of such amounts, as described in Section 3.2 above. In a manner consistent with the allocations described in Section 3.2, the investment earnings or losses under this Section 3.3 shall be credited to a Participant's Deferred Compensation Account, as determined in good faith by the Committee. Each Participant and each Participant's Beneficiary understand and agree that they assume all risk in connection with any decrease in the value of the Deferred Compensation Account as invested in accordance with these Sections 3.2 and 3.3.

3.4    Contribution of Notional Distributions. The Deferred Compensation Account of each Participant shall be credited with notional dividends and other distributions at the same time, in the same form and in the same manner, and in equivalent amounts as dividends and other distributions that are payable from time to time with respect to investments selected by the Participant under the Deferred Compensation Account. Any such notional dividends and other distributions shall be valued as of the date on which they are credited to a Participant's Deferred Compensation Account and reallocated to acquire additional shares of the investments selected by a Participant under the Deferred Compensation Account. If such notional dividends and other distributions are credited in a form other than Common Stock, shares of Franklin Templeton mutual funds or cash, the Committee will determine their value in good faith.

3.5    Blackout Periods. Notwithstanding anything herein to the contrary, during any “blackout period” (as defined in Regulation BTR promulgated by the Securities and Exchange Commission and referred to hereinafter as “Regulation BTR”) in connection with the Plan, if a Participant otherwise would defer receipt of such Participant's Director fees for services rendered as a Director during such blackout period under the Plan and/or direct the investment of such fees in shares of the Common Stock during such blackout period, the Company shall not cause an actual or deemed investment by the Company of such Director fees into shares of Common Stock during such blackout period, but, rather, shall take all steps necessary or appropriate to suspend such investment during, and until then end of, such blackout period required by Regulation BTR. As soon as practicable following the termination of the blackout period required by Regulation BTR, the Company shall cause an actual or deemed investment of the Director fees in shares of Common Stock in accordance with Section 3.2 and such Director's applicable deferral or investment election. Also, during any period that the Director fees are not invested in Common Stock as a result of this Section 3.5, such fees will be credited with interest at the same rate applicable to dividends paid by a Franklin Templeton money market fund as determined by the Committee.

3.6    Valuation of Participant's Deferred Compensation Account. The value of a Participant's Deferred Compensation Account as of any date shall be determined based on the value of the underlying investments (selected by the Participant or otherwise in accordance with Section 3.2 hereof) as of the date the value of the Deferred Compensation Account is determined. The value of each underlying investment shall be determined based on the closing sales price for such investment as quoted or otherwise reported on the date of determination (or, if no closing sales price was reported on that date, on the last trading date such closing sales price was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable.

3.7    Distribution Election. At the time of making a deferral election under Section 3.1, the Participant shall elect the date or dates that distribution of the Participant's Deferred Compensation Account shall occur. Such election shall be made in the form attached hereto as Exhibit C and filed with the Committee or its designee. A Participant's distribution election shall remain in effect with respect to Deferrals for all years of service until terminated or modified by a subsequent distribution election form which shall become effective with respect to Deferrals for calendar years beginning after December 31st of the calendar year in which such subsequent distribution election is made unless Section 4.4 applies to such subsequent election.

ARTICLE 4

VESTING AND DISTRIBUTION OF BENEFITS

4.1    Vesting of Deferred Compensation Accounts. A Participant's Deferred Compensation Account shall be fully vested at all times.

4.2    Form of Payment. Distributions under the Plan shall be paid solely in cash.

4.3    Scheduled Distribution of Deferred Compensation Accounts. Subject to Sections 4.4, 4.5, 4.6, 4.7 and 4.8, distribution of a Participant's Deferred Compensation Account shall occur on the date or dates elected by the Participant pursuant to Section 3.7. The amount to be distributed from a Participant's Deferred Compensation Account will be determined in accordance with Section 3.6 as of the date of each distribution. In the event the valuation and distribution of all or a portion of a Participant's Deferred Compensation Account shall occur on the same date, the distribution of all or a portion of the Participant's Deferred Compensation Account shall be made as soon as administratively practicable following the valuation of the Participant's Deferred Compensation Account but in no event later than the latest date permitted by Section 1.409A-3(d) of the Treasury regulations.

4.4    Change of Distribution Schedule. A Participant may elect, at any time, to change his or her distribution date(s) with respect to Deferrals for calendar years ending before January 1st of the calendar year in which such election is made, provided that: (a) such election shall not take effect until at least twelve (12) months after the date on which the new election is made; (b) in the case of payment other than in the event of a Change in Control or upon the Participant's death or Disability, the new election delays payment for at least five (5) years from the date that payment would otherwise have been made absent the new election (or in the case of installment payments treated as a single payment, five (5) years from the date the first payment was scheduled to be paid); and (c) in the case of payments made on fixed payment dates, the new election is made not less than twelve (12) months before the date on which payment would have been made (or, in the case of installment payments, the first installment payment would have been made) absent the new election, and, in any case, in conformance with Code Section 409A(a)(4)(C), the Treasury regulations thereunder, and any other published interpretive authority, as issued or amended from time to time. Notwithstanding the foregoing, for purposes of application of the above limitations on changes to distribution date(s), the entitlement to receive distributions in a series of installment payments shall be treated as the entitlement to a single payment. Any change to a Participant's distribution election under this Section 4.4 shall be made in the form attached hereto as Exhibit C and filed with the Committee or its designee. Any such distribution election form with respect to such a change shall expressly state that it is made pursuant to this Section 4.4.

4.5    Change in Control. In the event of a Change in Control prior to complete distribution to a Participant of the entire balance of his or her Deferred Compensation Account, the remaining balance of the Participant's Deferred Compensation Account shall be determined and payable to the Participant either (a) in accordance with the Participant's distribution schedule, or (b) in a lump sum immediately prior to the consummation of the Change in Control, as previously elected by the Participant on Exhibit C.

4.6    Death Benefit. Upon the death of a Participant prior to complete distribution to him or her of the entire balance of his or her Deferred Compensation Account, the remaining balance of his or her Deferred Compensation Account on the date of death shall be payable to the Participant's Beneficiary designated on Exhibit A. The remaining balance of a Participant's Deferred Compensation Account on the date of death shall be payable to the Participant's Beneficiary either (a) in accordance with the Participant's distribution schedule or (b) in a lump sum, as previously elected by the Participant on Exhibit C.

4.7    Disability Benefit. Upon a Participant's Disability prior to complete distribution to him or her of the entire balance of his or her Deferred Compensation Account, the remaining balance of his or her Deferred Compensation Account on the date of Disability shall be payable to the Participant either (a) in accordance with the Participant's distribution schedule or (b) in a lump sum, as previously elected by the Participant on Exhibit C. In the event of a Participant's Disability, the Committee may, in its sole discretion, permit cancellation of his or her Deferrals where such cancellation occurs by the later of the end of the calendar year, or March 15th of the calendar year following the date, in which or on which the Participant incurs the Disability. Any such distribution or cancellation shall be made in accordance with, as applicable, Code Section 409A(a)(2)(B)(ii), the Treasury Regulations under Section 409A and any other published interpretive authority, as issued from time to time, and any procedures that the Committee or its designee may establish consistent with the Plan and the foregoing.

4.8    Accelerated Full or Partial Distributions. Notwithstanding the foregoing, the Committee may accelerate the payment of a Participant's Deferred Compensation Account in any of the following circumstances, and in such event, the distributed amounts shall be deducted from the Participant's Deferred Compensation Account balance. Any such accelerated payment under Section 4.8 (b), (c), (d), (e) or (f) shall be in accordance with the applicable requirements of Section 1.409A-3(j)(4) of the Treasury regulations.

(a)Unforeseeable Emergency. In the event that a Participant suffers an Unforeseeable Emergency, the Committee may, in its sole discretion, permit (i) cancellation of his or her Deferrals and/or (ii) a distribution to the Participant from his or her Deferred Compensation Account of an amount no greater than the amount reasonably necessary to satisfy the emergency need plus any taxes reasonably anticipated to result from the distribution. Any such cancellation or distribution shall be made in accordance with, as applicable, Code Section 409A(a)(2)(B)(ii), the Treasury Regulations under Section 409A and any other published interpretive authority, as issued from time to time, and any procedures that the Committee or its designee may establish consistent with the Plan and the foregoing.

(b)Domestic Relations Order. In its sole discretion, the Committee may permit acceleration of the time or schedule of a payment under the Plan to an individual other than the Participant as may be necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B)).

(c)Conflict of Interest. In its sole discretion, the Committee may permit the acceleration of the time or schedule of a payment under the Plan (i) to the extent necessary to permit any Participant who becomes employed in the Federal executive branch to comply with an ethics agreement with the Federal government; or (ii) to the extent reasonably necessary to avoid the violation of an applicable Federal, state, local, or foreign ethics or conflicts of interest law.

(d)De Minimis Distribution. In its sole discretion, the Committee may distribute a Participant's entire Deferred Compensation Account balance in a single lump sum payment to the Participant, provided that (i) the balance of the Participant's Deferred Compensation Account as of the relevant determination date does not exceed the applicable dollar amount then in effect under Section 402(g)(1)(B) of the Code; and (ii) the payment accompanies the termination of the entirety of the Participant's interest in the Plan within the meaning of Section 1.409A-3(j)(4)(v) of the Treasury regulations.

(e)Employment Taxes. In its sole discretion, the Committee may permit acceleration of the time or schedule of a distribution under the Plan as may be necessary to pay the Federal Insurance Contributions Act (“FICA”) tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2) (as applicable) on amounts deferred under the Plan. In addition, the Committee may permit acceleration of the time or schedule of a distribution under the Plan as may be necessary to pay the income tax at source on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local, or non-U.S. tax laws as a result of the payment of the FICA tax, and to pay the additional income tax at source on wages attributable to the pyramiding Section 3401 wages and taxes. Notwithstanding the foregoing, the total accelerated distribution to a Participant under this Section 4.8(e) shall not exceed the aggregate amount of FICA taxes and the income tax withholding related to such amount of FICA taxes.

(f)Income Inclusion under Code Section 409A. In its sole discretion, the Committee may permit acceleration of the time or schedule of a distribution under the Plan at any time the Plan fails to meet the requirements of Code Section 409A and its related Treasury regulations. Notwithstanding the foregoing, the total accelerated distribution to a Participant under this Section 4.8(f) shall not exceed the amount required to be included as income by the Participant as a result of the failure to meet the requirements of Code Section 409A and the applicable Treasury regulations.

4.9    Delay of Distributions. To the extent permitted under Code Section 409A and the related Treasury regulations, a scheduled distribution of a Participant's Deferred Compensation Account shall be delayed to a date after the scheduled payment date under any of the following circumstances:

(a)Company's Financial Exigency. A scheduled distribution of a Participant's Deferred Compensation Account shall be delayed to a date after the scheduled payment date if the making of the distribution on the scheduled payment date would jeopardize the Company's ability to continue as a going concern. Any such delayed distribution shall be made during the first taxable year of the Participant in which the making of the distribution would not have such effect on the Company.

(b)Payments that would Violate Federal Securities Laws or other Applicable Law. A scheduled distribution from a Participant's Deferred Compensation Account shall be delayed to a date after the scheduled payment date in the event the Committee reasonably anticipates that making the distribution will violate federal securities laws or other applicable law. The delayed distribution must be made at the earliest date at which the Committee reasonably anticipates that making the distribution will not cause such violation. For purposes of this Section 4.9(b), making a payment that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of applicable law.

(c)Other Events and Conditions. The Committee may delay a scheduled distribution from the Participant's Deferred Compensation Account upon such other events and conditions as may be prescribed in generally applicable guidance published in the Internal Revenue Bulletin relating to Code Section 409A.

4.10    Participant's Rights Unsecured. The right of Participants and their Beneficiaries to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participants nor their Beneficiaries shall have any rights in or against any amount credited to their Deferred Compensation Accounts or any other specific assets of the Company, except as otherwise provided in the Trust Agreement. The Deferred Compensation Accounts shall be kept solely as nominal accounts, may be carried in cash or any other liquid assets, may be invested in Common Stock, or may be invested in any other assets as may be selected by the Committee in its sole and absolute discretion.

ARTICLE 5

DESIGNATION OF BENEFICIARY

5.1Designation of Beneficiary. A Participant may designate a Beneficiary to receive any amount due hereunder to the Participant via written notice thereof to the Committee or its designee at any time prior to his or her death and may revoke or change the Beneficiary designated therein without the Beneficiary's consent by written notice delivered to the Committee or its designee at any time and from time to time prior to the Participant's death, provided that any such designation or change of designation naming a primary Beneficiary other than the Participant's spouse shall be effective only if written spousal consent is provided to the Committee or its designee. If a Participant's spouse is incapacitated, then the person who holds a power of attorney for the incapacitated spouse or other person authorized to act on behalf of the incapacitated spouse may provide the required spousal consent. If a Participant fails to designate a Beneficiary, or if no such designated Beneficiary shall survive him or her, then such amount shall be paid to his or her estate. The designations of Beneficiaries shall be made in the form attached hereto as Exhibit A.

ARTICLE 6

TRUST PROVISIONS

6.1Trust Agreement. The Company may establish the Trust for the purpose of retaining assets set aside by the Company pursuant to the Trust Agreement for payment of all or a portion of the amounts payable pursuant to the Plan. Any benefits not paid from the Trust shall be paid from the Company's general funds, and any benefits paid from the Trust shall be credited against and reduce by a corresponding amount the Company's liability under the Plan. All Trust Funds shall be subject to the claims of general creditors of the Company in the event the Company is insolvent as defined in the Trust Agreement. The obligations of the Company to pay benefits under the Plan and the obligation of the Trustee to pay benefits under the Trust constitute an unfunded, unsecured promise to pay benefits in the future and the Participant and his or her Beneficiaries shall have no greater rights than general creditors of the Company. No Trust may hold assets located outside of the United States nor provide that assets will become restricted to the provision of benefits under the Plan in connection with a change in the Company's financial health.

ARTICLE 7

AMENDMENT AND TERMINATION

7.1    Amendment or Termination.

(a)The Committee shall have the general authority, in its sole discretion, to amend, suspend, or terminate the Plan at any time and for any reason it deems appropriate; provided however, that neither an amendment to the Plan nor the Plan's suspension or termination may adversely affect a Participant's vested rights hereunder without such Participant's prior written consent. Any amendment, suspension, or termination of the Plan must be pursuant to a written document that is executed by a duly-authorized officer of the Company. Except as required under Code Section 409A, no Deferrals shall be made during any suspension of the Plan or after termination of the Plan.

(b)Notwithstanding any provision in the Plan to the contrary, the Committee, in its sole discretion and without the consent of any Participant, may amend or modify the Plan in any manner to provide for the application and effects of Code Section 409A and any related regulatory or administrative guidance issued by the Internal Revenue Service. The Committee shall delay the payment of any benefits payable under this Plan to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly-traded companies) and in such event, any such amount to which a Participant would otherwise be entitled during the six (6) month period immediately following his or her Separation from Service will be paid on the first business day following the expiration of such six (6) month period.

7.2    Liquidation of the Plan. To the extent permitted under Code Section 409A, in connection with the termination of the Plan under Section 7.1, the Committee may liquidate the Plan and distribute all Deferred Compensation Account balances; provided, however, that

(a)The termination and liquidation of the Plan does not occur proximate to a downturn in the financial health of the Company;

(b)All agreements, methods, programs, and other arrangements sponsored by the Company that would be aggregated with the Plan under Section 1.409A-1(c) of the Treasury regulations are also terminated and liquidated;

(c)No payments in liquidation of the Plan are made within twelve (12) months of the date on which the Company takes all necessary action to irrevocably terminate and liquidate the Plan other than payments that would have been payable under the terms of the Plan if the action to terminate and liquidate it had not occurred;

(d)All payments are made within twenty-four (24) months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan; and

(e)Neither the Company nor any related entity (within the meaning of Section 1.409A-1(g) of the Treasury regulations) adopts a new plan that would be aggregated with the Plan under Section 1.409A-1(c) of the Treasury regulations within three (3) years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan.

7.3    Termination in the Event of Insolvency. To the extent permitted under Code Section 409A, the Committee shall have the authority, in its sole discretion, to terminate the Plan and distribute each Participant's outstanding Deferred Compensation Account balance within twelve (12) months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A); provided that the total accelerated distribution under this Section 7.3 is included in the Participant's gross income in the latest of the following years (or, if earlier, the taxable year in which the amount is actually or constructively received):

(a)The calendar year in which the Plan termination and distribution occurs;

(b)The first calendar year in which the Participant's Deferred Compensation Account balance is no longer subject to a substantial risk of forfeiture; or

(c)The first calendar year in which distribution of the Participant's Deferred Compensation Account is administratively practicable.

7.4    Automatic Termination of Plan. The Plan shall automatically terminate on the date when no Participant (or Beneficiary) has any right to or expectation of payment of further benefits under the Plan.

7.5    Other Termination Events. The Committee shall have the authority to terminate the Plan and distribute all Deferred Compensation Account balances to Participants or, if applicable, their Beneficiaries, upon the occurrence of such other events and conditions as may be prescribed in generally applicable guidance published in the Federal Register or the Internal Revenue Bulletin relating to Code Section 409A.

ARTICLE 8

ADMINISTRATION

8.1    Administration. The Committee shall administer and interpret the Plan in accordance with the provisions of the Plan and the Trust Agreement (if any) and shall have the authority in its discretion to adopt, amend or rescind such rules and regulations as it deems advisable in the administration of the Plan. Any determination or decision by the Committee shall be made in its sole discretion and shall be conclusive and binding on all persons who at any time have or claim to have any interest under the Plan.

8.2    Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Company intends that the Plan and payments thereunder comply with Code Section 409A, the regulations thereunder, and any other published interpretive authority, as issued or amended from time to time (collectively, “Code Section 409A”), and the Committee shall administer and construe the Plan in accordance with Code Section 409A. Any terms of the Plan that are undefined or ambiguous shall be interpreted in a manner that complies with Code Section 409A to the extent necessary to comply with Code Section 409A. If for any reason, such as imprecision in drafting, any provision of the Plan does not accurately reflect its intended compliance with Code Section 409A, as demonstrated by consistent interpretations or other evidence of intent, such provision shall be considered ambiguous as to its exemption from (or compliance with) Code Section 409A and shall be interpreted by the Company in a manner consistent with such intent. If, notwithstanding the foregoing provisions of this Section 8.2, any provision of the Plan would cause a Participant to incur any additional tax or interest under Code Section 409A, the Company shall reform such provision in a manner intended to avoid the incurrence by such Participant of any such additional tax or interest; provided that the Company shall maintain, to the extent reasonably practicable, the original intent and economic benefit to the Participant of the applicable provision without violating the provisions of Code Section 409A. Although the Company intends that the Plan and administration thereof comply with the requirements of Code Section 409A, the Company does not warrant that the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of Participation in the Plan.

8.3    Liability of Committee, Indemnification. The Committee shall not be liable for any determination, decision, or action made in good faith with respect to the Plan. The Company will indemnify, defend and hold harmless the members of the Committee from and against any and all liabilities, costs, and expenses incurred by such person(s) as a result of any act, or omission, in connection with the performance of such persons' duties, responsibilities, and obligations under the Plan, other than such liabilities, costs, and expenses as may result from the bad faith, gross misconduct, breach of fiduciary duty or willful failure to follow the lawful instructions of the Board or criminal acts of such persons. All members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

8.4    Expenses. The cost of the establishment and the adoption of the Plan by the Company, including but not limited to legal and accounting fees, shall be borne by the Company. The expenses of administering the Plan shall be borne by the Company, and the Company shall bear, and shall not be reimbursed by the Trust, for any tax liability of the Company associated with the investment of assets held by the Trust.

ARTICLE 9

GENERAL AND MISCELLANEOUS

9.1    Rights Against Company. Except as expressly provided by the Plan, the establishment of the Plan shall not be construed as giving to any Participant, employee or any person, any legal, equitable or other rights against the Company, or against its officers, directors, agents or members, or as giving to any Participant or Beneficiary any equity or other interest in the assets or business of the Company or giving any Participant the right to be retained in the employ of the Company. In no event shall the terms of service of a Participant, expressed or implied, be modified or in any way affected by the adoption of the Plan or Trust or any election under the Plan made by a Participant. The rights of a Participant or his or her Beneficiaries hereunder shall be solely those of an unsecured general creditor of the Company.

9.2    Claims Procedures. Claims for benefits under the Plan by a Participant (or his or her beneficiary or duly appointed representative) shall be filed in writing with the Committee. The Committee shall follow the procedures set forth in this Section 9.2 in processing a claim for benefits.

(a)A claim for benefits shall be considered filed only when actually received by the Committee on a form prescribed by the Committee. Within ninety (90) days following receipt by the Committee of a claim for benefits and all necessary documents and information, the Committee shall furnish the Participant or Beneficiary claiming benefits under the Plan (the “Claimant”) with written notice of the decision rendered with respect to such claim. Should special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial 90-day period. In the event the Claimant's claim is wholly or partially denied, the Committee's notice of denial will indicate the reason for denial, the pertinent provisions of the Plan on which the denial is based, an explanation of the claims appeal procedure set forth herein, and a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary.

(b)Any Claimant who has had a claim for benefits denied by the Committee, or is otherwise adversely affected by the action or inaction of the Committee, shall have the right to request further review by the Committee. Such request must be in writing, and must be received by the Committee within sixty (60) days after such person receives notice of the Committee's action. If written request for review is not made within such 60-day period, the Claimant shall forfeit his or her right to review. The Claimant or a duly authorized representative of the Claimant may review all pertinent documents and submit issues and comments in writing. The Committee shall then review the claim. The Committee may issue a written decision reaffirming, modifying or setting aside its former action within ninety (90) days after receipt of the written request for review. Should special circumstances require an extension of time for processing the appeal, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial 90-day period. An original or copy of the decision on appeal shall be furnished to the Claimant. The decision shall set forth the reasons and pertinent plan provisions or relevant laws on which the decision rests. The decision shall be final and binding upon the Claimant and the Committee and all other persons having or claiming to have an interest in the Plan or in any Account established under the Plan.

(c)In the event of any dispute over benefits under the Plan, all remedies available to the disputing individual under this Section 9.2 must be exhausted before legal recourse of any type is sought. A Claimant's failure to submit a claim or a request for review in accordance with the procedures and deadlines set forth in Section 9.2 shall result in an automatic, conclusive, and binding denial of the Claimant's claim or appeal, as the case may be.

9.3    Assignment or Transfer. No right, title or interest of any kind in the Plan shall be transferable or assignable by any Participant or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of a Participant or his or her Beneficiary. Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or to dispose of any interest in the Plan shall be void.

9.4    Severability. If any provision of the Plan shall be declared illegal or invalid for any reason, said illegal or invalid provision shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision was not part of the Plan.

9.5    Construction. The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. When used herein, the masculine gender includes the feminine and neuter genders, the feminine gender includes the masculine and neuter genders and the neuter gender includes the masculine and feminine genders.

9.6    Governing Law. The validity and effect of the Plan and the rights and obligations of all persons affected hereby shall be construed, administered and enforced in accordance with the laws of the State of California, without giving effect to any choice of law rule, except to the extent preempted by applicable federal law.

9.7    Payment Due to Incompetence. If the Committee receives evidence that a Participant or Beneficiary entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment, the Committee may, in its sole and absolute discretion, direct the payment to any other person who or trust which has been legally appointed or established for the benefit of such person.

9.8    Taxes. All amounts payable hereunder shall be reduced by any and all federal, state, and local taxes imposed upon the Participant or his or her Beneficiary which are required to be paid or withheld by the Company. The determination of the Company regarding applicable income and employment tax withholding requirements shall be final and binding on the Participant.
IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officer as of this 9th day of April, 2013.

FRANKLIN RESOURCES, INC.,
a Delaware corporation

By:	/s/ Jennifer M. Johnson
Jennifer M. Johnson

Its: Executive Vice President and Chief Operating Officer

EXHIBIT A
FRANKLIN RESOURCES, INC.
2006 DIRECTORS DEFERRED COMPENSATION PLAN
BENEFICIARY DESIGNATION
In the event that I should die prior to the receipt of all amounts credited to my Deferred Compensation Account under the Franklin Resources, Inc. 2006 Directors Deferred Compensation Plan (the “Plan”), and in lieu of disposing of my interest1 in my Deferred Compensation Account by my will or the laws of intestate succession, I hereby designate the following person(s) as primary Beneficiary(ies) and contingent Beneficiary(ies) of my interest in my Deferred Compensation Account (please attach additional sheets if necessary):

Primary Beneficiary(ies) (Select only one of the three alternatives)
☐ (a) Individuals and/or Charities	% Share
Name____________________________________________________________	_______
Address _____________________________________________________________________________________
Name____________________________________________________________	_______
Address _____________________________________________________________________________________
Name____________________________________________________________	_______
Address _____________________________________________________________________________________
Name____________________________________________________________	_______
Address _____________________________________________________________________________________

_______________________________

1A married Participant whose Deferred Compensation Account is community property may dispose only of his or her own interest in the Deferred Compensation Account. In such cases, the Participant's spouse may designate the Participant or any other person(s) as the beneficiary(ies) of his or her interest in the Deferred Compensation Account on a separate Beneficiary Designation.

Exhibit A	A-1

☐ (b) Residuary Testamentary Trust
In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

☐ (c) Living Trust
The_____________________________________ Trust, dated ________________________ (print name of trust) (fill in date trust was established)

Contingent Beneficiary(ies) (Select only one of the three alternatives)
☐ (a) Individuals and/or Charities	% Share
Name____________________________________________________________	_______
Address ______________________________________________________________________________
Name____________________________________________________________	_______
Address ______________________________________________________________________________
Name____________________________________________________________	_______
Address ______________________________________________________________________________
☐ (b) Residuary Testamentary Trust
In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

☐ (c) Living Trust
The_____________________________________ Trust, dated ___________________________________ (print name of trust) (fill in date trust was established)

Should all the individual primary Beneficiary(ies) fail to survive me or if the trust named as the primary Beneficiary does not exist at my death (or no will of mine containing a residuary trust is admitted to probate within six months of my death), the contingent Beneficiary(ies) shall be entitled to my interest in the Deferred Compensation Account in the shares indicated. Should any individual beneficiary fail to survive me or a charity named as a beneficiary no longer exists at my death, such beneficiary's share shall be divided among the remaining named primary or contingent Beneficiaries, as appropriate, in proportion to the percentage shares I have allocated to them. In the event that no individual primary Beneficiary(ies) or contingent Beneficiary(ies) survives me, no trust (excluding a residuary testamentary trust) or charity named as a primary Beneficiary or contingent Beneficiary exists at my death, and no will of mine containing a residuary trust is admitted to probate within six months of my death, then my interest in the Deferred Compensation Account shall be disposed of by my will or the laws of intestate succession, as applicable.
Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Plan.
This Beneficiary Designation is effective until I file another such Beneficiary Designation with the Company. Any previous Beneficiary Designations are hereby revoked.

Exhibit A	A-2

Submitted by:	Filing Acknowledgement:
☐ Participant ☐ Participant's Spouse	Franklin Resources, Inc.
___________________________________________	By: ___________________________________
Name: _______________________________	Its: ___________________________________
Date: ________________________________	Filed with the records of the Company this _____ day of _________________, 20___

Spousal Consent for any interest in a Deferred Compensation Account that is Community Property
Participant's spouse should file a separate beneficiary designation for the spouse's community property interest in the Participant's Deferred Compensation Account.
Spousal Consent for any interest in a Deferred Compensation Account that is not Community Property (necessary if beneficiary is other than Spouse):
I hereby consent to this Beneficiary Designation. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse.

(Signature of Spouse)

Date: ___________________________

Exhibit A	A-3

EXHIBIT B
FRANKLIN RESOURCES, INC.
2006 DIRECTORS DEFERRED COMPENSATION PLAN
DEFERRAL ELECTION FORM
Name: ___________________
I hereby elect to defer the following Compensation amounts in accordance with the terms of the Franklin Resources, Inc. 2006 Directors Deferred Compensation Plan (the “Plan”). This election shall be effective for amounts earned as a Director of the Company and/or any subsidiary of the Company. This election shall remain in effect indefinitely for all years of service until terminated or modified by a subsequent deferral election form which shall generally be effective for amounts earned in the calendar year following the calendar year such subsequent deferral election form is filed with the Company:

☐	_______% of my annual stock grant(s).

☐	_______% of my other stock grant(s).

☐	_______% of my Directors' fees.

☐	_______% of my meeting fees.

☐	_______% of my committee fees.

☐	_______% of my chairperson fees.

☐	_______% of all other fees.

Note:
As stated above, this election shall remain in effect indefinitely for all years of service until terminated or modified by a subsequent deferral election form. You can file a new election form at any time with respect to deferrals in a subsequent calendar year. A new election form must be filed no later than December 31st of the calendar year prior to the calendar year for which the new election will be effective.

[Signature page follows]

Exhibit B	B-1

Submitted by:	Filing Acknowledgement:
Participant	Franklin Resources, Inc.
___________________________________________	By: ___________________________________
Name: _______________________________	Its: ___________________________________
Date: ________________________________	Filed with the records of the Company this _____ day of _________________, 20___

Exhibit B	B-2

EXHIBIT C
FRANKLIN RESOURCES, INC.
2006 DIRECTORS DEFERRED COMPENSATION PLAN
DISTRIBUTION ELECTION FORM
Name: ___________________
Once I am eligible to receive distributions from the Plan, my Plan deferrals, as adjusted for income, gains or losses under the Plan, shall be paid to me on the following date(s) and in the following increment(s). If the payment date is a Saturday, Sunday or holiday, then the payment shall be made on the next business day. Please elect either “Lump Sum,” “Equal Payments Over a Period of Years,” or “Fixed Payment Dates,” and then make the appropriate sub-election(s).
1.    Lump Sum
☐     100% upon a Separation from Service
2.    Equal Payments Over a Period of Years

☐
Substantially equal quarterly installments over five (5) years beginning on the earlier of the January 20, April 20, July 20, or October 20 immediately following my Separation from Service and continuing on each January 20, April 20, July 20, or October 20 thereafter.

☐
Substantially equal quarterly installments over ten (10) years beginning on the earlier of the January 20, April 20, July 20, or October 20 immediately following my Separation from Service and continuing on each January 20, April 20, July 20, or October 20 thereafter. (Note: Elect this alternative if you are not a resident of California and intend to comply with California R&TC Section 17952.5.)

Important Note: For purposes of subsequent changes in the timing of the payments as elected above, a series of installment payments shall be treated as the entitlement to a single payment. In general, if you wish to change this election for amounts previously deferred, (a) any change shall not take effect for twelve (12) months from the date of the new election and (b) the commencement of payments (or a lump sum payment) shall occur no earlier than five (5) years after the date the first distribution would have been paid under the prior distribution schedule. If this Distribution Election Form is intended to change the timing of distributions of amounts previously deferred, please check below:

☐	This Distribution Election Form is made pursuant to Section 4.4 of the Plan.
3.    Fixed Payment Dates
☐    ________________    __________________________________________________________________
Percentage                Month            Day            Year
☐    ________________    __________________________________________________________________
Percentage                Month            Day            Year
☐    ________________    __________________________________________________________________
Percentage                Month            Day            Year
☐    ________________    __________________________________________________________________
Percentage                Month            Day            Year

Exhibit C	C-1

Important Note:
For purposes of subsequent changes in the timing of the payments as elected above, a series of installment payments shall be treated as the entitlement to a single payment. In general, if you wish to change this election for amounts previously deferred, (a) any change shall not take effect for twelve (12) months from the date of the new election, (b) the commencement of payments (or a lump sum payment) shall occur no earlier than five (5) years after the date the first distribution would have been paid under the prior distribution schedule and (c) the change shall be made at least twelve (12) months before the date the first distribution would have been paid absent the change. If this Distribution Election Form is intended to change the timing of distributions of amounts previously deferred, please check below:

☐	This Distribution Election Form is made pursuant to Section 4.4 of the Plan.
Once the payout of my Plan deferrals has commenced, dividends and other distributions accrued with respect to my Plan deferrals shall be paid to me in the following manner:
Dividends and other distributions accrued with respect to Franklin Templeton Mutual Funds:
☐    Reinvested.
☐    Paid out on the next payment date.
Dividends and other distributions accrued with respect to Company Common Stock:
☐    Reinvested.
☐    Paid out on the next payment date.
Upon my death prior to the complete distribution of my Plan deferrals (as adjusted for income, gains and losses under the Plan), the remaining balance shall be payable to my designated beneficiary in the following manner:
☐    In a lump sum.
☐    In accordance with the distribution schedule elected by me on this Exhibit C.
In the event of my Disability prior to the complete distribution of my Plan deferrals (as adjusted for income, gains and losses under the Plan), the remaining balance shall be payable in the following manner:
☐    In a lump sum.
☐    In accordance with the distribution schedule elected by me on this Exhibit C.
In the event of a Change in Control prior to the complete distribution of my Plan deferrals (as adjusted for income, gains and losses under the Plan), the remaining balance shall be payable in the following manner:
☐    In a lump sum immediately prior to the consummation of a Change in Control.
☐    In accordance with the distribution schedule elected by me on this Exhibit C.

Exhibit C	C-2

Submitted by:	Filing Acknowledgement:
Participant	Franklin Resources, Inc.
___________________________________________	By: ___________________________________
Name: _______________________________	Its: ___________________________________
Date: ________________________________	Filed with the records of the Company this _____ day of _________________, 20___

Exhibit C	C-3

EXHIBIT D
FRANKLIN RESOURCES, INC.
2006 DIRECTORS DEFERRED COMPENSATION PLAN
INVESTMENT DIRECTION
Effective Date of Change in Investment Direction:        _________________________________________
(select first day of any upcoming calendar quarter)
The Participant hereby directs the investment of his or her Deferred Compensation Account in Franklin Resources, Inc. Common Stock and/or one or more Franklin Templeton mutual funds in accordance with the percentages indicated below.

INVESTMENT	Percentage

Franklin Resources, Inc. Common Stock	%
_______________________________________	%
_______________________________________	%
_______________________________________	%
_______________________________________	%

100%

Submitted by:	Filing Acknowledgement:
Participant	Franklin Resources, Inc.
___________________________________________	By: ___________________________________
Name: _______________________________	Its: ___________________________________
Date: ________________________________	Filed with the records of the Company this _____ day of _________________, 20___

Exhibit D	D-1

EXHIBIT E
FRANKLIN RESOURCES, INC.
2006 DIRECTORS DEFERRED COMPENSATION PLAN
WITHDRAWAL FORM
Name: ___________________
I am currently a participant in the Franklin Resources, Inc. 2006 Directors Deferred Compensation Plan (the “Plan”).
Effective January 1, ______________ (specify applicable calendar year), I hereby withdraw from the Plan, and no additional amounts of compensation payable to me on or after such date will be deferred under the Plan unless I file a subsequent election form. I shall be eligible to defer additional amounts under the Plan only by timely delivery to the Company of a new election form which shall generally be effective for amounts earned in the calendar year following the calendar year such subsequent deferral election form is filed with the Company. A new election form must be filed no later than December 31st of the calendar year prior to the calendar year for which the new election form will be effective.
My Plan deferrals (including amounts deferred during the remainder of the current calendar year), as adjusted for losses or gains under the Plan, shall be paid to me in accordance with my most recent Deferral Election Form unless I file a subsequent election form to which the Committee can give effect.

Submitted by:	Filing Acknowledgement:
Participant	Franklin Resources, Inc.
___________________________________________	By: ___________________________________
Name: _______________________________	Its: ___________________________________
Date: ________________________________	Filed with the records of the Company this _____ day of _________________, 20___